UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2013

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2013, Fortune Brands Home & Security, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its credit agreement, dated as of August 22, 2011, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent (as amended, the “Credit Agreement”).

The Amendment extends the maturity date for the term loans (“Term Loans”) and the final maturity date and last day of the availability period for revolving loans (“Revolving Loans”) made under the Credit Agreement and the Amendment from October 4, 2016 to July 23, 2018.

The Amendment provides for new Term Loans aggregating $30 million, which were funded on July 23, 2013, bringing the Term Loan total back to $350 million. These new Term Loans have the same terms as, and are pari passu in all respects with, the other outstanding Term Loans; they are deemed to be made under and subject to all the terms and conditions of the Credit Agreement as amended by the Amendment; and they, in effect, replaced the same amount of Term Loans originally made under the Credit Agreement that have been repaid by the Company through regularly scheduled amortization payments. The Amendment also establishes a new amortization schedule for all outstanding Term Loans. The scheduled amortization payment amounts for the $350 million of Term Loans outstanding after giving effect to the borrowing under the Amendment are now: $17,500,000 on July 23, 2015, $35,000,000 on each of July 25, 2016 and July 24, 2017 and the remaining principal amount of the Term Loans on July 23, 2018.

The lending commitments for Revolving Loans and Term Loans for certain lenders changed from those set forth in the Credit Agreement, however, the aggregate amount of the commitments remains $650 million for Revolving Loans and $350 million for Term Loans (with all of the Term Loan commitments being fully funded and terminated as of July 23, 2013), subject to the Company’s option to request up to an additional $500 million of commitments for Revolving Loans and/or Term Loans under the Credit Agreement as in effect prior to the Amendment.

Certain tax-related provisions in the Credit Agreement were modified to conform to requirements of Internal Revenue Code and related regulations and interpretations. In addition, certain accounting, reporting and other provisions of the Credit Agreement were modified.

Except as expressly modified by the Amendment, the Credit Agreement continues in force and effect in accordance with its original terms.

The above summary of the Credit Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which has been filed as Exhibit 10.6 to Amendment No. 6 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on August 31, 2011 and incorporated herein by reference and by reference to the full text of the Amendment. A copy of the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013. When filed, that Form 10-Q will also be available on the Company’s website at www.fbhs.com.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement.” of this Current Report on Form 8-K is incorporated herein by reference. After giving effect to the $30 million aggregate principal amount of new Term Loans made under the Amendment, as described in Item 1.01 above, the aggregate principal amount of Term Loans and Revolving Loans outstanding under the Credit Agreement, as amended by the Amendment, was $370 million as of July 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By	/s/ E. Lee Wyatt, Jr.
Name:	E. Lee Wyatt, Jr.
Title:	Senior Vice President and Chief Financial Officer

Date: July 24, 2013